                                                               Exhibit (d)(ii)
                               AMENDED SCHEDULE A
             TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                                     BETWEEN
       SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

Fund                                                      Effective Date
----                                                      --------------
Schwab International Index Fund - Investor Shares        July 21, 1993

Schwab International Index Fund - Select Shares          April 30, 1997

Schwab Small-Cap Index Fund - Investor Shares            October 14, 1993

Schwab Small-Cap Index Fund - Select Shares              April 30, 1997

Schwab MarketTrack Growth Portfolio (formerly            September 25, 1995
known as Schwab Asset Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly          September 25, 1995
known as Schwab Asset Director-Balanced Growth
Fund)

Schwab MarketTrack Conservative Portfolio                September 25, 1995
(formerly known as Schwab Asset
Director-Conservative Growth Fund)

Schwab S&P 500 Fund - e.Shares                           February 28, 1996

Schwab S&P 500 Fund - Investor Shares                    February 28, 1996

Schwab S&P 500 Fund - Select Shares                      April 30, 1997

Schwab Core Equity Fund (formerly known as Schwab        May 21, 1996
Analytics Fund)

Schwab MarketManager International Portfolio             September 2, 1996
(formerly known as Schwab OneSource
Portfolios-International)

Schwab MarketManager Growth Portfolio (formerly          October 13, 1996
known as Schwab OneSource Portfolios-Growth
Allocation)

Schwab MarketManager Balanced Portfolio (formerly        October 13, 1996
known as Schwab OneSource Portfolios-Balanced
Allocation)

Schwab MarketManager Small Cap Portfolio (formerly       August 3, 1997
known

 as Schwab OneSource Portfolios-Small Company)

Schwab Market Track All Equity Portfolio (formerly       April 16, 1998
known as Schwab Asset Director-Aggressive Growth
Fund)

Institutional Select S&P 500 Fund                        October 28, 1998

Institutional Select Large Cap-Value Index Fund          October 28, 1998

Institutional Select Small-Cap Value Index Fund          October 28, 1998

Schwab Total Stock Market Index Fund - Investor          April 15, 1999
Shares

Schwab Total Stock Market Index Fund - Select            April 15, 1999
Shares

Communications Focus Fund                                May 15, 2000

Financial Services Focus Fund                            May 15, 2000

Health Care Focus Fund                                   May 15, 2000

Technology Focus Fund                                    May 15, 2000

Schwab Hedged Equity Fund                                August 6, 2002

Schwab Small-Cap Equity Fund - Investor Shares           June 27, 2003

Schwab Small-Cap Equity Fund - Select Shares             June 27, 2003

                         SCHWAB CAPITAL TRUST

                         By: /s/ Stephen B. Ward
                             ----------------------
                             Stephen B. Ward,
                             Senior Vice President
                             and Chief Investment Officer


                         CHARLES SCHWAB & CO., INC.

                         By:   /s/ Randall W. Merk
                               ------------------------
                               Randall W. Merk,
                               Executive Vice President


Dated as of June 27, 2003

                                   SCHEDULE B
            TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                                    BETWEEN
      SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

                              ADVISORY FEE SCHEDULE
THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO
                 BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:

Fund                                    Fee
----                                    ---
Schwab International Index Fund         Seventy one-hundredths of one percent
                                        (0.70%) of the Fund's average daily net
                                        assets not in excess of $300,000,000 and
                                        sixty one-hundredths of one percent
                                        (0.60%) of such assets over $300,000,000

Schwab Small-Cap Index Fund             Fifty one-hundredths of one percent
                                        (0.50%) of the Fund's average daily
                                        net assets not in excess of
                                        $300,000,000 and forty-five
                                        one-hundredths of one percent (0.45%)
                                        of such assets over $300,000,000

Schwab MarketTrack Growth Portfolio     Fifty four-one-hundredths of one
(formerly known as Schwab Asset         percent (0.54%) of the Fund's average
Director-High Growth Fund)              daily net assets not in excess of
                                        $500 million, and forty nine-one
                                        hundredths of one percent (0.49%) of
                                        such net assets over $500 million


Schwab MarketTrack Balanced Portfolio   Fifty four-one-hundredths of one
(formerly known as Schwab Asset percent (0.54%) of the Fund's average
 Director-Balanced Growth Fund)         daily net assets not in excess of
                                        $500 million, and forty
                                        nine-one-hundredths of one percent
                                        (0.49%) of such net assets over $500
                                        million

Schwab MarketTrack Conservative         Fifty four-one-hundredths of one
Portfolio (formerly known as Schwab     percent (0.54%) of the Fund's average
Asset Director-Conservative Growth      daily net assets not in excess of
Fund)                                   $500 million, and forty
                                        nine-one-hundredths of one percent
                                        (0.49%) of such net assets over $500
                                        million

Schwab S&P 500 Fund                     Thirty-six one-hundredths of one
                                        percent (0.36%) of the Fund's average
                                        daily net assets not in excess of $1
                                        billion; thirty-three one hundredths
                                        of one percent (0.33%) of such net
                                        assets over $1 billion, but not more
                                        than $2 billion; and thirty-one one
                                        hundredths of one percent (0.31%) of
                                        such net assets over $2 billion.

Fund                                    Fee
----                                    ---
Schwab Core Equity Fund (formerly       Fifty four-one-hundredths of one
known as Schwab Analytics Fund)         percent (0.54%) of the Fund's average
                                        daily net assets not in excess of $500
                                        million, and forty nine-one-hundredths
                                        of one percent (0.49%) of such net
                                        assets over $500 million

Schwab MarketManager International      Fifty four-one-hundredths of one
Portfolio (formerly known as Schwab     percent (0.54%) of the Fund's average
OneSource Portfolios-International)     daily net assets not in excess of
                                        $500 million, and forty
                                        nine-one-hundredths of one percent
                                        (0.49%) of such net assets over $500
                                        million


Schwab MarketManager Growth Portfolio   Fifty four-one-hundredths of one
(formerly known as Schwab OneSource     percent (0.54%) of the Fund's average
Portfolios-Growth Allocation)           daily net assets not in excess of
                                        $500 million, and forty
                                        nine-one-hundredths of one percent
                                        (0.49%) of such net assets over $500
                                        million

Schwab MarketManager Balanced           Fifty four one-hundredths of one
Portfolio (formerly known as Schwab     percent (0.54%) of the Fund's average
OneSource Portfolios-Balanced           daily net assets not in excess of
Allocation)                             $500 million, and forty
                                        nine-one-hundredths of one percent
                                        (0.49%) of such net assets over $500
                                        million

Schwab MarketManager Small Cap          Fifty four one-hundredths of one
Portfolio(formerly known as Schwab      percent (0.54%) of the Fund's average
OneSource Portfolios-Small Company)     daily net assets not in excess of
                                        $500 million, and forty
                                        nine-one-hundredths of one percent
                                        (0.49%) of such net assets over $500
                                        million

Schwab Market Track All Equity          Fifty four-one-hundredths of one
Portfolio(formerly known as Schwab      percent (0.54%) of the Fund's average
Director-Aggressive Growth Fund)        Asset daily net assets not in excess of
                                        $500 million, and forty nine-one-
                                        hundredths of one percent (0.49%) of
                                        such net assets over $500 million

Institutional SelectS&P 500 Fund        Twenty one hundredths of one percent
                                        (0.20%) of the Fund's average daily net
                                        assets not in excess of $1 billion; and
                                        eighteen one hundredths of one percent
                                        (0.18%) of such net assets over $1
                                        billion.

Institutional Select Large-Cap Value    Twenty one hundredths of one percent
Index Fund                              (0.20%) of the Fund's average daily
                                        net assets not in excess of $1 billion;
                                        and eighteen one hundredths of one
                                        percent (0.18%) of such net assets over
                                        $1 billion.

Institutional Select Small-Cap Value    Twenty-five one hundredths of one
Index Fund                              percent (0.25%) of the Fund's average
                                        daily net assets not in excess of $1
                                        billion; and twenty-three one hundredths
                                        of one percent (0.23%) of such net
                                        assets over $1 billion.

Fund                                    Fee
----                                    ---
Schwab Total Stock Market Index Fund    Thirty one hundredths of one percent
                                        (0.30%) of the Fund's average daily net
                                        assets not in excess of $500 million;
                                        and twenty-two one hundredths of one
                                        percent (0.22%) of such net assets over
                                        $500 million.

Communications Focus Fund               Fifty four-one-hundredths of one
                                        percent (0.54%) of the Fund's average
                                        daily net assets

Financial Services Focus Fund           Fifty four-one-hundredths of one
                                        percent (0.54%) of the Fund's average
                                        daily net assets

Health Care Focus Fund                  Fifty four-one-hundredths of one
                                        percent (0.54%) of the Fund's average
                                        daily net assets

Technology Focus Fund                   Fifty four-one-hundredths of one
                                        percent (0.54%) of the Fund's average
                                        daily net assets

Schwab Hedged Equity Fund               One percent and seventy
                                        five-one-hundredths of one percent
                                        (1.75%) of the Fund's average daily
                                        net assets


Schwab Small-Cap Equity Fund            One percent and five-one-hundredths
                                        of one percent (1.05%) of the Fund's
                                        average daily net assets




                              SCHWAB CAPITAL TRUST

                              By:   /s/ Stephen B. Ward
                                    ------------------------
                                    Stephen B. Ward,
                                    Senior Vice President
                                    and Chief Investment Officer

                              CHARLES SCHWAB & CO., INC.

                              By:   /s/ Randall W. Merk
                                    ------------------------
                                    Randall W. Merk,
                                    Executive Vice President


Dated as of June 27, 2003